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Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 33-6300, 33-19372, 33-38928, 33-38925, 33-86726, 333-14607, 333-29949, 333-85988, and 333-99233 of MFIC Corporation (the Company) on Form S-8 of our report dated February 21, 2003, except for Note 6, as to which the date is March 11, 2003, appearing in this Annual Report on Form 10-K of MFIC Corporation for the year ended December 31, 2002.

/s/ Brown & Brown LLP

Boston, Massachusetts
March 24, 2003

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  Exhibit 23(a)